Exhibit 5.1

1221 Avenue of the Americas
35th Floor
New York, NY 10020
tel 212 584 5100
fax 212 584 5200
www.siriusxm.com

September 16, 2024

Sirius XM Holdings Inc.
1221 Avenue of the Americas

35th Floor
New York, New York 10020

Ladies and Gentlemen:

I am the Executive Vice President, General Counsel and Secretary of Sirius XM Holdings Inc., formerly known as Liberty Sirius XM Holdings Inc., a Delaware corporation (the “Company”). This letter is being delivered in connection with the (1) Post-Effective Amendment No. 1 (the “Post-Effective Amendment No. 1”) to the Registration Statement on Form S-8 (File No. 333-229468) filed with the Securities and Exchange Commission (the “Commission”) on February 1, 2019 (the “2015 Plan Registration Statement”) relating to the Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “2015 Plan”) and (2) Post-Effective Amendment No. 2 (the “Post-Effective Amendment No. 2,” and together with the Post-Effective Amendment No. 1, the “Post-Effective Amendments”) to each of (a) the Registration Statement on Form S-4 (File No. 333-228088) filed with the Commission on October 31, 2018, as amended by pre-effective Amendment No. 1 thereto filed with the Commission on November 30, 2018, pre-effective Amendment No. 2 thereto filed with the Commission on December 14, 2018, pre-effective Amendment No. 3 thereto filed with the Commission on December 19, 2018, which the Commission declared effective at 4:30 p.m. Eastern Standard Time on December 20, 2018, and post-effective Amendment No. 1 thereto filed with the Commission on February 1, 2019 (the “AdsWizz Plan and Pandora Plan Registration Statement”) relating to the 2014 Stock Incentive Plan of AdsWizz Inc. (the “AdsWizz Plan”) and the Pandora Media, Inc. 2011 Equity Incentive Plan (the “Pandora Plan”) and (b) the Registration Statement on Form S-8 filed with the Commission on May 13, 2009, as amended by post-effective Amendment No. 1 thereto filed with the Commission on November 15, 2013 (the “Radio Plan Registration Statement,” and together with the 2015 Plan Registration Statement and the AdsWizz Plan and Pandora Plan Registration Statement, the “Initial Registration Statements”) relating to the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan (the “Radio Plan”, and collectively with the 2015 Plan, the AdsWizz Plan and the Pandora Plan, the “Plans”), under the Securities Act of 1933, as amended (the “Securities Act”).

The Company is filing the Post-Effective Amendments to adopt the Initial Registration Statements pursuant to paragraph (d) of Rule 414 under the Securities Act as a successor registrant to the predecessor registrant. The Initial Registration Statements, as amended by the Post-Effective Amendments, relate to an aggregate of up to 27,483,483 shares (the “Shares”) of common stock, par value $0.001 per share (“Common Stock”), of the Company, consisting of (i) up to 27,403,175 shares of Common Stock that may be issued by the Company pursuant to the 2015 Plan, (ii) up to 2,662 shares of Common Stock that may be issued by the Company pursuant to the AdsWizz Plan, (iii) up to 61,169 shares of Common Stock that may be issued by the Company pursuant to the Pandora Plan and (iv) up to 16,477 shares of Common Stock that may be issued by the Company pursuant to the Radio Plan.

I have examined the Initial Registration Statements, the Post-Effective Amendments and the Plans. I also have examined the originals, duplicates or certified or conformed copies of such records, agreements, documents and other instruments and have made such other investigations as I have deemed relevant and necessary in connection with the opinion hereinafter set forth.

In rendering the opinion set forth below, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, I am of the opinion that the Shares have been duly authorized for issuance pursuant to the Plans and, upon their issuance and delivery in accordance with the provisions of the Plans, will be validly issued, fully paid and nonassessable.

I do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

I hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Patrick L. Donnelly

Patrick L. Donnelly, Esq. Executive Vice President, General Counsel and Secretary